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                                                                    EXHIBIT 10.3

                               WAIVER AND CONSENT

                         Dated as of: September 3, 2004

      Reference is made to that certain Loan and Security Agreement, dated as of December 18, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among Lexington Precision Corporation and Lexington Rubber Group, Inc., as Borrowers (each a "Borrower" and, collectively, the "Borrowers"), Ableco Finance LLC, as Agent and a Lender ("Ableco"), and the lenders from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

      Borrowers contemplate entering into a proposed Loan Agreement, to be dated as of September 3, 2004 (as in effect on such date, the "Proposed Loan Agreement"), with Cohanzick High Yield Partners, L.P. (the "Proposed Lender"), pursuant to which, among other things, the Proposed Lender will make an unsecured term loan to the Borrowers in the aggregate principal amount of $7,000,000, at an increasing rate of interest that is payable monthly (the "Proposed Indebtedness"). The proceeds of the Proposed Indebtedness may be used by the Borrowers only to purchase Senior Subordinated Notes and/or for working capital and general corporate purposes. Under the terms of the Proposed Loan Agreement, the Borrowers may purchase from time to time for cash Senior Subordinated Notes for aggregate consideration of not more than $10,000,000 (the "Purchased Notes"). The principal amount of the Proposed Indebtedness is to be repaid on June 30, 2007.

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Ableco and the Borrowers hereby agree as follows:

      (i) The provisions set forth in clauses (i), (iii) and (iv) of Section 9.9(h) of the Loan Agreement are hereby waived in their entirety with respect to the Borrowers' incurrence of the Proposed Indebtedness pursuant to the Proposed Loan Agreement;

      (ii) Notwithstanding any provision of the Financing Agreements to the contrary, the Lenders hereby consent to the Borrowers incurring the Proposed Indebtedness pursuant to the Proposed Loan Agreement and entering into and performing the Proposed Loan Agreement; and any provision of Section 9.9 of the Loan Agreement, or any other provision of any Financing Agreement, purporting to prohibit or otherwise restrict the Borrowers' ability to incur such Proposed Indebtedness is hereby waived;

      (iii) Notwithstanding any provision of the Financing Agreements to the contrary, any Borrower may use all or any part of the proceeds of the Proposed Indebtedness (x), subject to clause (iv) and clause
             (v) of this Waiver and Consent below, to purchase Senior Subordinated Notes; and/or (y) for working capital and general corporate purposes; and any provision of Section 2.4(b), Section 9.9(h), Section 9.9(f)(v) or Section 9.10 of the Loan Agreement, or any
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             other provision of any Financing Agreement, purporting to prohibit or otherwise restrict the use of such proceeds in the manner described herein is hereby waived;

      (iv) The Borrowers shall not use more than $5,500,000 of the proceeds of the Proposed Indebtedness to purchase Senior Subordinated Notes;

      (v)    The Borrowers shall not use proceeds of the Proposed Indebtedness
             (i) to purchase Senior Subordinated Notes from any shareholder, director or officer of the Borrower or any other Affiliate of any Borrower or (ii) to knowingly purchase Senior Subordinated Notes from the Proposed Lender or any shareholder, director or officer or any other Affiliate of the Proposed Lender;

      (vi) The Borrowers confirm that the Proposed Indebtedness shall constitute "Indebtedness" for all purposes under the Loan Agreement, including, without limitation, for purposes of Section 9.9(h)(vi) and Section 10.1(i) of the Loan Agreement;

      (vii) The Borrowers may prepay all or any portion of the principal amount of the Proposed Indebtedness at any time, or from time to time, after December 31, 2004; provided that, at the time of and after giving effect to such prepayment, (x) the Borrower has Excess Availability of not less than $4,000,000; and (y) no Default or Event of Default shall have occurred and be continuing;

      (viii) The Borrowers shall request a borrowing of not less than $2,000,000 under the Proposed Loan Agreement on the closing date of the Proposed Loan Agreement;

      (ix) The Borrowers shall use at least $2,000,000 of the proceeds of the Proposed Indebtedness for working capital and general corporate purposes, such proceeds to be paid to the Working Capital Agent to be applied to the WC Revolving Loans;

      (x) The Borrowers shall not amend, supplement or otherwise modify the Proposed Loan Agreement or any agreement, instrument or document executed or delivered in connection therewith, without the prior written consent of the Required Lenders, except as permitted under
             Section 9.9(h)(vi) of the Loan Agreement

      (xi) The Purchased Notes shall not be deemed to be Indebtedness for any purpose under the Financing Agreements and may be held by any Borrower or cancelled by any Borrower;

      (xii) Ableco acknowledges that Borrowers are entering into a waiver and consent with respect to the Working Capital Lender Agreements on substantially the same terms as the terms hereof, and Ableco consents thereto for all purposes pursuant to Section 9.9(e)(v) of the Loan Agreement. Ableco further confirms its consent to Amendment No. 1 and Amendment No. 2 to the Working Capital Lender Agreements; and


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      (xiii) The signature of Ableco below, on behalf of itself and its affiliate assigns, represents the consent and authorization of the Required Lenders under the Loan Agreement with respect to the matters set forth in this Waiver and Consent.

      Except as provided above, the Loan Agreement and the other Financing Agreements shall remain in full force and effect, and the foregoing waivers and consents shall be limited to the Proposed Indebtedness and the Proposed Loan Agreement and shall not extend to any transaction proposed or contemplated by any Borrower after the date hereof. The foregoing waivers and consents do not allow any other or further departure from the terms of the Loan Agreement or any other Financing Agreement.

      Each Borrower hereby acknowledges and agrees that this Waiver and Consent constitutes a "Financing Agreement" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by a Borrower under or in connection with this Waiver and Consent shall have been untrue, false or misleading in any material respect when made, or (ii) a Borrower shall fail to perform or observe any term, covenant or agreement contained in this Waiver and Consent.


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      This Waiver and Consent may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Waiver and Consent. The delivery of an executed counterpart of this Waiver and Consent shall have the same force and effect as delivery of any original executed counterpart of this Waiver and Consent.

LEXINGTON PRECISION CORPORATION,
Borrower

By:         /s/ Warren Delano
   -----------------------------------------
Name:   Warren Delano
Title:  President

LEXINGTON RUBBER GROUP, INC.,
Borrower

By:         /s/ Warren Delano
   -----------------------------------------
Name:   Warren Delano
Title:  President

ABLECO FINANCE LLC, on behalf of itself and its affiliate assigns, as Agent and a Lender


By:         /s/ Alexander J. Ornstein
   -----------------------------------------
Name:   Alexander J. Ornstein
Title:  Vice President


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